EXHIBIT 10.2

TERMINATION AGREEMENT

This Termination Agreement (this “Termination Agreement”) is entered into as of this 17th day of May, 2016 (the “Effective Date”), by and among Intellisense Solutions Inc., a Nevada corporation (“Pubco”), Intellisense (Israel) Ltd., a company incorporated in the State of Israel and a wholly-owned subsidiary of Pubco (“Merger Sub”), and Dotz Nano Ltd., a company incorporated in the State of Israel (“Priveco”, and together with Pubco and Merger Sub, the “Parties”).

Recitals:

WHEREAS, the Parties entered into that certain Merger Agreement dated as of December 11, 2015 (the “Merger Agreement”), pursuant to which, among others things, Merger Sub will merge with and into Priveco and each issued and outstanding share of Priveco will be exchanged for shares of common stock of Pubco and warrants to purchase shares of common stock of Pubco, all pursuant to the terms and conditions set forth therein; and

WHEREAS, the Parties now wish to terminate the Merger Agreement pursuant to the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Termination of Merger Agreement. Subject to the terms and conditions set forth below, immediately upon the execution of this Termination Agreement the Merger Agreement shall be deemed to be terminated, cancelled, annulled and of no further force and effect.

2. Waiver and Release. As a material inducement to the Parties to enter into this Termination Agreement, except as set forth below each of the Parties hereby waives, releases and discharges the other Parties from any and all duties, obligations, liabilities and claims outstanding as of the Effective Date, including but not limited to any duties, obligations, liabilities and claims arising out of or related to the Merger Agreement or the transactions contemplated thereby.

3. Consideration. Subject to the terms and condition set forth herein, as consideration for the execution of this Termination Agreement, Priveco shall pay to Pubco in immediately available funds the sum of $50,000, which shall be paid (a) $25,000 upon execution of this Termination Agreement and (b) $25,000 (the “Second Payment”) on or prior to July 1, 2016 (the “Second Payment Date”). Any payment which is late will accrue interest at a rate of two point five (2.5%) percent per month.

4. Transfer of Ownership of Merger Sub. Simultaneous with the execution of this Termination Agreement, Pubco shall execute and deliver to Priveco a share transfer deed transferring to Priveco ownership of all the shares of Merger Sub, which was formed and incorporated by the Parties solely for the purpose of the transactions contemplated by the Merger Agreement and which has no assets or operations.

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5. General.

(a) Governing Law. This Termination Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of Arizona without regard to applicable choice of law provisions thereof. The parties hereto agree that any action, suit or proceeding arising out of or relating to this Termination Agreement or the transactions contemplated hereby may be brought in a suitable court in Phoenix, Arizona, and each Party hereto irrevocably submits to the exclusive jurisdiction of such courts.

(b) Assignment; Binding Effect. This Termination Agreement may not be assigned (except by operation of law) by any party without the consent of the other Parties. This Termination Agreement shall be binding upon and inure to the benefit of the Parties and their successors and assigns.

(c) Entire Agreement; Amendment. This Termination Agreement sets forth the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all prior oral and written communications, agreements and understandings of the Parties with respect to the subject matter hereof. This Termination Agreement may be amended or modified only through a subsequent written instrument signed by a representative of each of the Parties.

(d) Severability. In the event that a court of competent jurisdiction finds any provision of this Termination Agreement to be illegal, invalid or unenforceable, it is the intention of the Parties that such court shall modify such provision as necessary so that it shall be legal, valid and enforceable. The illegality, invalidity or unenforceability of any provision of this Termination Agreement shall not affect the legality, validity or enforceability of any other provision of this Termination Agreement.

(e) Further Assurances. Each of the parties hereto will cooperate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the provisions and intended purposes of this Agreement.

(f) Benefits. This Termination Agreement is and will only be construed as for the benefit of or enforceable by the Parties.

(g) Counterparts. This Termination Agreement may be executed in one or more counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument. To the extent this Termination Agreement is signed and delivered by means of email, a facsimile machine or other means of electronic transmission, it shall be treated in all manner and respects and for all purposes as an original signature, agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Termination Agreement as of the date first written above.

Intellisense Solutions Inc.

By:	/s/ Neil Reithinger
Name:	Neil Reithinger
Title:	President

Intellisense (Israel) Ltd.

By:	/s/ Moti Gross
Name:	Moti Gross
Title:	Director

Dotz Nano Ltd.

By:	/s/ Moti Gross
Name:	Moti Gross
Title:	Chief Executive Officer

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